Exhibit 99.1

TriNet Announces Third Quarter Fiscal 2016 Results
15% Growth in Total Revenues and 21% growth in Net Service Revenues for the Third Quarter
6% Increase in Worksite Employees (WSEs), to approximately 334,000

SAN LEANDRO, Calif. — November 1, 2016 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the third quarter ended September 30, 2016.

Third quarter highlights include:

•	Total revenues increased 15% to $770.5 million, while Net Service Revenues increased 21% to $161.0 million, each as compared to the same period last year.

•	Total WSEs at September 30, 2016 increased 6% from September 30, 2015, to approximately 334,000.

•	Net income was $14.6 million, or $0.20 per diluted share, compared to net income of $3.1 million, or $0.04 per diluted share, in the same period last year.

•	Adjusted Net Income was $20.8 million, or $0.29 per diluted share, compared to Adjusted Net Income of $13.3 million, or $0.19 per diluted share, in the same period last year.

•	Adjusted EBITDA was $45.4 million, a 47% increase from the same period last year.

“Our third quarter results reflect continued progress on our strategic growth initiatives,” said Burton M. Goldfield, TriNet’s President and CEO. “During the quarter, we launched a new vertical product, TriNet Technology, and today we announced the availability of our fourth industry specific product, TriNet Financial Services, strengthening our ability to serve our key vertical markets. We believe we are well positioned to end the year with strong momentum.”

TriNet’s total revenues for the third quarter of 2016 increased 15% from the third quarter of 2015 to $770.5 million, while Net Service Revenues increased 21% from the third quarter of 2015 to $161.0 million. Net Service Revenues consisted of professional service revenues of $110.5 million and Net Insurance Service Revenues of $50.5 million. Net Insurance Service Revenues consisted of insurance service revenues of $660.0 million, less insurance costs of $609.4 million. Professional service revenues for the third quarter of 2016 increased 11%, and Net Insurance Service Revenues increased 48%, compared to the third quarter of 2015. Results for the third quarter of 2016 reflect a net increase of 18,848 WSEs since September 30, 2015 representing 6% growth. TriNet ended the third quarter with 406 Total Sales Representatives, down from 479 at the end of the third quarter of 2015, a decrease of 15%.

At September 30, 2016, TriNet had cash and cash equivalents of $160.6 million and total debt of $472.5 million.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the 2016 fourth quarter. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to:
http://dpregister.com/10094164. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.”  The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10094164.

About TriNet
TriNet is a leading provider of comprehensive human resources solutions for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner, allowing our clients to focus on operating and growing their core businesses. Our HR solutions include services such as multi-state payroll processing and tax administration, employee benefits programs (including health insurance and retirement plans), workers compensation insurance and claims management, federal, state and local labor, employment and benefit law compliance, risk mitigation, expense and time management, and other human capital consulting services, as well as our proprietary, cloud-based HR software systems. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements including, among other things, TriNet’s expectations regarding: the growth of its customer base, its ability to deepen its presence across a range of industry sectors, its ability to roll out additional product offerings as and when planned, its ability to make enhancements to its technology platform, its ability to execute on its vertical market strategy and penetrate the market for HR solutions for small to midsize businesses, and other expectations, outlooks and forecasts on its future business, operational and financial performance. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; our ability to continue to expand our direct sales force and the efficacy of our sales and marketing efforts; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; the effects of seasonal trends on our results of operations; the unpredictable nature of our costs and operating expenses, in particular our insurance costs; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the continuing implementation of the Affordable Care Act, including its application to the co-employer relationship; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K filed with the Commission on April 1, 2016, which could cause actual results to vary from expectations. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we do not assume any obligation, and do not intend, to update any of our forward-looking statements, whether as a result of new information or otherwise.

Contacts:
Investors:	Media:
Alex Bauer	Jock Breitwieser
TriNet	TriNet
Investorrelations@TriNet.com	Jock.Breitwieser@TriNet.com
(510) 875-7201	(510) 875-7250

TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Professional service revenues	$110,493	$99,473	$332,489	$294,288
Insurance service revenues	659,964	568,535	1,916,753	1,639,305
Total revenues	770,457	668,008	2,249,242	1,933,593
Costs and operating expenses:
Insurance costs	609,422	534,481	1,775,784	1,535,678
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	50,142	37,540	139,881	111,582
Sales and marketing	41,470	44,997	133,978	123,740
General and administrative	22,477	17,726	69,078	48,991
Systems development and programming costs	8,124	6,991	20,970	21,849
Amortization of intangible assets	4,662	10,459	14,647	32,284
Depreciation	5,188	4,132	13,663	10,761
Total costs and operating expenses	741,485	656,326	2,168,001	1,884,885
Operating income	28,972	11,682	81,241	48,708
Other income (expense):
Interest expense and bank fees	(5,597)	(4,685)	(15,677)	(14,653)
Other, net	313	355	434	873
Income before provision for income taxes	23,688	7,352	65,998	34,928
Provision for income taxes	9,107	4,255	27,558	17,328
Net income	$14,581	$3,097	$38,440	$17,600
Net income per share:
Basic	$0.21	$0.04	$0.55	$0.25
Diluted	$0.20	$0.04	$0.53	$0.24
Weighted average shares:
Basic	70,187,989	70,237,737	70,478,266	70,247,035
Diluted	71,964,603	72,087,917	72,126,060	72,757,277

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
 (Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$160,558	$166,178
Restricted cash	14,563	14,557
Prepaid income taxes	6,310	4,105
Prepaid expenses	13,018	8,579
Other current assets	2,173	1,359
Worksite employee related assets	847,545	1,373,386
Total current assets	1,044,167	1,568,164
Workers compensation receivable	40,578	29,204
Restricted cash and available for sale investments	122,378	101,806
Property and equipment, net	53,141	37,844
Goodwill	289,207	289,207
Other intangible assets, net	32,424	46,772
Other assets	18,431	19,452
Total assets	$1,600,326	$2,092,449
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,461	$12,904
Accrued corporate wages	29,039	28,963
Current portion of notes payable and borrowings under capital leases, net	36,497	32,970
Other current liabilities	11,960	11,402
Worksite employee related liabilities	842,552	1,369,497
Total current liabilities	938,509	1,455,736
Notes payable and borrowings under capital leases, net, less current portion	431,638	460,965
Workers compensation liabilities	138,912	105,481
Deferred income taxes	54,411	54,641
Other liabilities	7,941	7,545
Total liabilities	1,571,411	2,084,368
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.000025 per share stated value; 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.000025 per share stated value; 750,000,000 shares authorized; 69,659,283 and 70,371,425 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	522,910	494,397
Accumulated deficit	(493,574)	(485,595)
Accumulated other comprehensive loss	(421)	(721)
Total stockholders’ equity	28,915	8,081
Total liabilities and stockholders’ equity	$1,600,326	$2,092,449

TriNet Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net income	$38,440	$17,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,810	42,036
Deferred income taxes	(346)	1,835
Stock-based compensation	20,169	12,991
Excess tax credits received from equity incentive plan activity	(2,591)	(20,327)
Changes in operating assets and liabilities:
Restricted cash and available for sale investments	(31,409)	(21,198)
Prepaid expenses and other current assets	(5,253)	(3,201)
Workers compensation receivables	(11,374)	3,294
Other assets	438	(14,585)
Accounts payable	4,538	2,522
Prepaid income taxes	386	27,574
Accrued corporate wages and other current liabilities	4,548	9,103
Workers compensation and other liabilities	33,856	47,419
Worksite employee related assets	525,841	768,010
Worksite employee related liabilities	(526,945)	(768,552)
Net cash provided by operating activities	78,108	104,521
Investing activities
Acquisitions of businesses	(300)	(4,750)
Purchases of restricted investments	(14,959)	(14,989)
Proceeds from maturities of restricted investments	25,790	1,275
Purchase of property and equipment	(27,942)	(14,747)
Net cash used in investing activities	(17,411)	(33,211)
Financing activities
Proceeds from issuance of notes payable	57,978	—
Payments for extinguishment of debt	(57,563)	—
Payment of debt issuance costs	(1,376)	—
Repayment of notes payable and capital leases	(27,506)	(40,493)
Proceeds from issuance of common stock on exercised options	3,584	6,464
Proceeds from issuance of common stock on employee stock purchase plan	2,304	2,723
Repurchase of common stock	(43,747)	(48,364)
Awards effectively repurchased for required employee withholding taxes	(2,672)	(576)
Excess tax credits received from equity incentive plan activity	2,591	20,327
Tax credit received for deductible IPO transaction costs	—	822
Net cash used in financing activities	(66,407)	(59,097)
Effect of exchange rate changes on cash and cash equivalents	90	(239)
Net increase in cash and cash equivalents	(5,620)	11,974
Cash and cash equivalents at beginning of period	166,178	134,341
Cash and cash equivalents at end of period	$160,558	$146,315

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial and Operating Metrics	2016	2015	2016	2015
Net Insurance Service Revenues (in thousands)	$50,542	$34,054	$140,969	$103,627
Net Service Revenues (in thousands)	$161,035	$133,527	$473,458	$397,915
Total WSEs	333,778	314,930
Total Sales Representatives	406	479

Non-GAAP Financial Measures
We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share – diluted to provide an additional view of our operational performance. Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted are financial measures that are not prepared in accordance with GAAP. We define Net Insurance Service Revenues as insurance service revenues less insurance costs, which include the premiums we pay to insurance carriers for the health and workers compensation insurance coverage provided to our clients and WSEs and the reimbursements we pay to the insurance carriers for claim payments within our insurance deductible layer. We define Net Service Revenues as the sum of professional service revenues and Net Insurance Service Revenues. We define Adjusted EBITDA as net income, excluding the effects of our income tax provision, interest expense, depreciation, amortization of intangible assets and stock-based compensation. We define Adjusted Net Income as net income, excluding the effects of our effective income tax rate, stock-based compensation, amortization of intangible assets, non-cash interest expense, debt prepayment premium, and the income tax effect of these pre-tax adjustments at our effective tax rate. For purposes of our non-GAAP financial presentation, as a result of a 2015 increase in New York City tax rates and an increase in blended state rates, we have adjusted the effective tax rate to 42.5% for the periods ended September 30, 2016, from 41.5% for the periods ended September 30, 2015. Each of these effective tax rates exclude income tax on non-deductible stock-based compensation and discrete items including the cumulative effect of state law changes. Non-cash interest expense represents amortization and write-off of our debt issuance costs.
We believe that Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share – diluted are useful for our stockholders and board of directors by helping them to identify trends in our business and understand how our management evaluates our business. We believe that Net Insurance Service Revenues provides a useful measure of revenues from our provision of cost effective insurance services to our clients. We believe that Net Service Revenues provides a useful measure of total revenues for the two main components of our revenues calculated on a consistent basis. We believe that the use of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted provides useful period-to-period comparisons and analysis of trends in our business, as they exclude certain non-cash expenses. We use Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes, in addition to allocating our resources to enhance the financial performance of our business and evaluating the effectiveness of our business strategies. We also use Net Service Revenues and Adjusted EBITDA in determining the incentive compensation for management.
Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. As non-GAAP measures, Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In particular:

• Net Insurance Service Revenues and Net Service Revenues are reduced by the insurance costs that we pay to insurance carriers;
• Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
• Adjusted EBITDA does not reflect the amounts we paid in taxes or other components of our tax provision;
• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted do not reflect the non-cash component of employee compensation;
• Although depreciation and amortization of intangible assets are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
• Other companies in our industry may calculate these measures or similar measures differently than we do, limiting their usefulness as a comparative measure.
Because of these limitations, you should consider Net Insurance Service Revenues, Net Service Revenues, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share – diluted alongside other financial performance measures, including total revenues, net income and our other financial results presented in accordance with GAAP.
The table below sets forth a reconciliation of GAAP insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended September 30,		Change 2016 vs. 2015		Nine Months Ended September 30,		Change 2016 vs. 2015
	2016	2015	$	%	2016	2015	$	%
	(in thousands, except percentages)
Insurance service revenues	$659,964	$568,535	$91,429	16%	$1,916,753	$1,639,305	$277,448	17%
Less: Insurance costs	609,422	534,481	74,941	14%	1,775,784	1,535,678	240,106	16%
Net Insurance Service Revenues	$50,542	$34,054	$16,488	48%	$140,969	$103,627	$37,342	36%
The table below sets forth a reconciliation of GAAP total revenues to Net Service Revenues:

	Three Months Ended September 30,		Change 2016 vs. 2015		Nine Months Ended September 30,		Change 2016 vs. 2015
	2016	2015	$	%	2016	2015	$	%
	(in thousands, except percentages)
Total revenues	$770,457	$668,008	$102,449	15%	$2,249,242	$1,933,593	$315,649	16%
Less: Insurance costs	609,422	534,481	74,941	14%	1,775,784	1,535,678	240,106	16%
Net Service Revenues	$161,035	$133,527	$27,508	21%	$473,458	$397,915	$75,543	19%

The table below sets forth a reconciliation of GAAP net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net income	$14,581	$3,097	$38,440	$17,600
Provision for income taxes	9,107	4,255	27,558	17,328
Stock-based compensation	6,264	4,188	20,169	12,991
Interest expense and bank fees	5,597	4,685	15,677	14,653
Depreciation	5,188	4,132	13,663	10,761
Amortization of intangible assets	4,662	10,459	14,647	32,284
Adjusted EBITDA	$45,399	$30,816	$130,154	$105,617
The table below sets forth a reconciliation of GAAP net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net income	$14,581	$3,097	$38,440	$17,600
Effective income tax rate adjustment	(960)	1,204	(491)	2,833
Stock-based compensation	6,264	4,188	20,169	12,991
Amortization of intangible assets	4,662	10,459	14,647	32,284
Non-cash interest expense	1,559	799	3,183	2,820
Income tax impact of pre-tax adjustments	(5,306)	(6,410)	(16,150)	(19,959)
Adjusted Net Income	$20,800	$13,337	$59,798	$48,569
GAAP Weighted average shares of common stock - diluted	71,965	72,088	72,126	72,757
Adjusted Net Income per share - diluted	$0.29	$0.19	$0.83	$0.67